UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursunt to §240.14a-12

RMG NETWORKS HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

RMG NETWORKS HOLDING CORPORATION

15301 Dallas Parkway

Suite 500

Addison, Texas 75001

May 26, 2015

To the Stockholders of RMG Networks Holding Corporation (the “Company”):

You are cordially invited to attend the annual meeting of stockholders of the Company to be held at 10:00 AM Central Time, on Tuesday, June 23, 2015, at our corporate headquarters, located at 15301 Dallas Parkway, Suite 125, Addison, Texas 75001.

Information regarding each of the matters to be voted on at the annual meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The Board of Directors recommends that you vote “for” all of the proposals to be presented at the meeting.

Whether or not you plan to attend the annual meeting, we urge you to use our Internet voting system or to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the annual meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting through our Internet voting system or by written proxy will ensure your representation at the annual meeting if you do not attend in person.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted. We thank you for your continued support of the Company and look forward to seeing you at the annual meeting.

Very truly yours,

Robert Michelson

Chief Executive Officer

RMG NETWORKS HOLDING CORPORATION

15301 Dallas Parkway

Suite 500

Addison, Texas 75001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2015

The Annual Meeting of Stockholders of RMG Networks Holding Corporation, a Delaware corporation (the “Company”), will be held at 10:00 AM Central Time, on Tuesday, June 23, 2015, at our corporate headquarters, located at 15301 Dallas Parkway, Suite 125, Addison, Texas 75001, for the following purposes:

1.

To elect two (2) Class III directors each to serve for a three-year term expiring at the 2018 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal;

2.

To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present in person or represented by proxy at the annual meeting to approve the proposals; and

3.

To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

These items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on April 30, 2015 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to use our Internet voting system or to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously used our Internet voting system or returned a proxy.

By order of the Board of Directors,

Robert Michelson

Chief Executive Officer

Addison, Texas

May 26, 2014

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 23, 2015: The proxy statement and annual report to security holders are available at www.rmgnetworks.com.

RMG NETWORKS HOLDING CORPORATION

15301 Dallas Parkway

Suite 500

Addison, Texas 75001

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you furnish me this Proxy Statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of RMG Networks Holding Corporation, a Delaware corporation (the “Company,” “we,” us,” or “our”), for use at the annual meeting of the Company’s stockholders to be held at 10:00 AM Central Time, on Tuesday, June 23, 2015, at our corporate headquarters, located at 15301 Dallas Parkway, Suite 125, Addison, Texas 75001, and at any adjournments or postponements of the annual meeting. This proxy statement summarizes the information that you need to make an informed vote on the proposals to be considered at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the postage-prepaid envelope provided. The approximate date on which this proxy statement and the enclosed proxy card will be sent to the Company’s stockholders is May 28, 2015.

What proposals will be addressed at the annual meeting?

Stockholders will be asked to consider the following proposals at the annual meeting:

1.

To elect two (2) Class III directors each to serve for a three-year term expiring at the 2018 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal;

2.

To authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present at the annual meeting, in person or represented by proxy, to approve the proposals; and

3.

To transact any other business which properly may be brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

The Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote in favor of Proposals 1, 2 and 3.

Who may vote on these proposals?

Stockholders who owned shares of the Company’s voting stock as of the close of business on Thursday, April 30, 2015 (the “Record Date”) are entitled to vote at the annual meeting on all matters properly brought before the annual meeting.

As of the Record Date, the Company had 12,167,756 issued and outstanding shares of common stock, $0.0001 par value per share (the “Common Stock”), entitled to vote at the annual meeting. In addition, as of that date there were 249,999.99 shares of our Series A convertible preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”) issued and outstanding, which in the aggregate are entitled to 24,999,999 votes at the annual meeting.

How many votes do I have?

Each share of Common Stock is entitled to one vote on each matter that comes before the annual meeting. Each share of Series A Preferred Stock is entitled to 100 votes on each matter that comes before the annual meeting, which represents the number of votes equal to the number of shares of Common Stock into which such share is convertible.

Why would the annual meeting be adjourned or postponed?

The Board intends to adjourn and postpone the annual meeting if, as of June 22, 2015, the number of shares of voting stock present at the annual meeting, in person or represented by proxy, is insufficient to either constitute a quorum or approve any of the proposals described in this proxy statement to be submitted to stockholders for consideration.

What constitutes a quorum?

To conduct business at the Company’s annual meeting, a majority of the voting power of the issued and outstanding shares of Common Stock and Series A Preferred Stock must be present in person or represented by proxy. This is known as a “quorum.” Abstentions and broker non-votes (described below) will count toward establishing a quorum.

How do I vote by proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the proxy card provided and return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting or to vote in person.

If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed on the proxy card. If you sign the proxy card but do not give voting instructions for a particular proposal, then your proxy will vote your shares on that proposal as recommended by the Board of Directors as follows:

1.

FOR the election of the two (2) Class III director nominees identified below to the Board of Directors;

2.

FOR the Board authorization to adjourn and postpone the annual meeting to a later date or dates if there is no quorum or there are insufficient votes to approve of the proposals; and

3.

In the proxy’s discretion with respect to any other business which is properly brought before the annual meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

As of the date of this proxy statement, we are not aware of any matters other than those set forth in Proposals 1 through 3 that will be brought before the annual meeting.

How do I vote in person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive.

What if my shares are held in street name?

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the enclosed postage-prepaid envelope provided.

In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. This is called a “broker non-vote.” Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors, the adoption of, or amendments to, certificates of incorporation or employee stock purchase plans, or advisory proposals on executive compensation. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for the election of the two (2) Class III directors unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each proposal for further information.

If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a “legal proxy” from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.

May I revoke my proxy?

If you give a proxy, then you may revoke it at any time before it is exercised, as follows:

1.

You may send in another proxy bearing a later date;

2.

You may notify the Company in writing (if the stockholder is an entity, under its seal, by an officer or other authorized person of the entity) at the Company’s principal executive and administrative offices before the annual meeting that you are revoking your proxy; or

3.

You may vote in person at the annual meeting.

What vote is required to approve each proposal?

Proposal 1:  Election of two (2) Class III director nominees to the Board of Directors.

Class III directors are elected by a plurality of all votes cast by holders of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote on the election of directors. A nominee who receives a plurality means that he has received more votes than any other nominee for the same director’s seat. Abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors.

Proposal 2:  Adjournment of the annual meeting.

The approval of a resolution authorizing the Board of Directors to adjourn and postpone the annual meeting, as described in Proposal 2, requires the affirmative vote of the majority of the voting power of our shares of voting stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon. An abstention will be treated as a vote against adjournment, but a broker non-vote will have no impact on the outcome of the vote on Proposal 2.

Are there any dissenters’ rights of appraisal?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, the Company’s Amended and Restated Certificate of Incorporation or the Company’s Bylaws provide a stockholder with a right to dissent and obtain appraisal of or payment for such stockholder’s shares.

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

Where are the Company’s principal executive and administrative offices?

The principal executive and administrative offices of the Company are located at 15301 Dallas Parkway, Suite 500, Addison, Texas 75001 and the telephone number is (800) 827-9666.

How can I obtain additional information about the Company?

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Form 10-K”), which contains audited consolidated financial statements for the year ended December 31, 2014, is being sent to all stockholders along with this proxy statement. Additional copies of the Form 10-K will be furnished, without charge, to stockholders upon written request. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate fee. Stockholders may notify the Company of their requests by writing or calling the Company at its principal executive and administrative offices at 15301 Dallas Parkway, Suite 500, Addison, Texas 75001, Attention: Corporate Secretary, telephone number (800) 827-9666.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that it file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. In addition, the Company’s Exchange Act filings may be inspected and copied at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549, on official business days during its hours of operation. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of May 15, 2015 by:

•

each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding common stock;

•

each of our executive officers;

•

each of our directors; and.

•

all of our executive officers and directors as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 37,182,041 shares of Common Stock outstanding as of May 15, 2015.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of May 15, 2015, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Except as indicated in the footnotes to this table, the address for each beneficial owner is c/o RMG Networks Holding Corporation, 15301 Dallas Parkway, Suite 500, Addison, Texas 75001.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Approximate percentage of outstanding Shares
Gregory H. Sachs(1)	10,987,738	27.7%
Donald R. Wilson, Jr.(2)	14,893,497	37.5%
PAR Investment Partners, L.P.(3)	3,587,293	9.6%
Robert Michelson(4)	252,778	*
Loren Buck(5)	129,666	*
Jeffrey Hayzlett	10,680	*
Marvin Shrear	5,000	*
Alan Swimmer	255,700	*
Jonathan Trutter	5,000	*
All directors and executive officers as a group (seven individuals)	11,646,562	29.2%

*	Less than 1%.
(1)

Consists of (i) 7,333,333 shares held by White Knight Capital Management LLC, an affiliate of Mr. Sachs, (ii) 437,456 shares held by a revocable trust (the “Revocable Trust”), (iii) 116,950 shares held by a family trust (the “Family Trust”), (iv) 2,533,333 shares issuable upon the exercise of warrants that are currently exercisable (of which 2,133,333 such warrants are held by the Revocable Trust and 400,000 such warrants are held by the Family Trust) and (v) 566,666 shares which Mr. Sachs has the right to acquire upon the exercise of options exercisable within 60 days of May 15, 2015. Mr. Sachs is the trustee and beneficiary of the Revocable Trust and the children of Mr. Sachs are the beneficiaries under the Family Trust. Mr. Sachs is a manager of the Sponsor and ultimately controls the voting and dispositive power of 142,857 shares of common stock of the Company owned by the Sponsor. Mr. Sachs disclaims beneficial ownership of any securities of the Company over which he does not have a pecuniary interest.

(2)

Based on an amendment to Schedule 13D filed on April 1, 2015 by 2012 DOOH Investments, LLC (“DOOH”), DOOH Investment Manager LLC, DRW Commodities, LLC (“DRW”) and Donald R. Wilson, Jr., as well as shares issued to Children’s Trust C/U the Donald R. Wilson 2009 GRAT #1, an entity related to DOOH, effective as of May 13, 2015 upon the conversion of shares of the Company’s Series A Convertible Preferred Stock. Consists of (i) 8,666,666 shares held by Children’s Trust C/U the Donald R. Wilson 2009 GRAT #1, (ii) 2,354,450 shares held by DRW, (iii) 1,339,048 shares held by DOOH, and (iv) 2,533,333 shares which DOOH has the right to acquire upon the exercise of warrants that are currently exercisable. The business address of Mr. Wilson is 540 W. Madison Street, Suite 2500, Chicago, Illinois 60661.

(3)

Based on a Schedule 13G filed on April 21, 2014 on behalf of (i) PAR Investment Partners, L.P. (“PAR Investment Partners”), a Delaware limited partnership, (ii) PAR Group, L.P. (“PAR Group”), a Delaware limited partnership and (iii) PAR Capital Management, Inc. (“PAR Capital Management”), a Delaware corporation, as well as shares issued to PAR Investment Partners effective as of May 13, 2015 upon the conversion of shares of the Company’s Series A Convertible Preferred Stock. The sole general partner of PAR Investment Partners is PAR Group. The sole general partner of PAR Group is PAR Capital Management. All shares listed in this footnote 3 are held by PAR Investment Partners. Each of PAR Group and PAR Capital Management may be deemed to be the beneficial owner of all shares held directly by PAR Investment Partners. Number of shares beneficially owned excludes 2,475,000 Conversion Shares that will be issued to PAR Investment Partners if the Proposal is approved. The business address of each of PAR Investment Partners, PAR Group and PAR Capital Management is One International Place, Suite 2401, Boston, Massachusetts 02110.

(4)

Includes 152,778 shares which Mr. Michelson has the right to acquire upon the exercise of options exercisable within 60 days of May 15, 2015. Number of shares beneficially owned excludes 100,000 Conversion Shares that will be issued to Mr. Michelson if the Proposal is approved.

(5)

Includes 66,666 shares which Mr. Buck has the right to acquire upon the exercise of options exercisable within 60 days of May 15, 2015. Number of shares beneficially owned excludes 30,000 Conversion Shares that will be issued to Mr. Buck if the Proposal is approved.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, management believes that all of these reports were filed in a timely manner during 2014.

INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

Set forth below are descriptions of the backgrounds of the directors and director nominees of the Company, their principal occupations for the past five years, and the specific experience, qualifications and other attributes and skills that led the Board to determine that such persons should serve on the Board of Directors.

Nominees for Director Standing for Election

Robert Michelson, 59, has served as our Chief Executive Officer and President and a member of our Board since July 2014. Prior to joining us, Mr. Michelson served as President of Share Rocket, Inc., a company that provides social media ratings globally, from April 2014 to July 2014. From January 2009 to December 2012, Mr. Michelson was an operating partner with Sterling Partners, a private equity firm, overseeing portfolio companies in the technology services, business services and education sectors. Prior to joining Sterling Partners, Mr. Michelson served as Chief Executive Officer of Goliath Solutions, a technology and marketing services company providing data and data analytics to Fortune 500 companies, and as a Division President of IXL, a digital technology solutions and consulting services company. Prior to that, Mr. Michelson held a number of sales, marketing and senior roles with technology and services companies and began his career with IBM as a systems engineer and marketing representative in 1978. Mr. Michelson received a B.S. degree in Marketing and Finance from Indiana University and sits on the boards of several education-focused non-profit companies.

The Board believes that Mr. Michelson’s experience from serving in senior executive roles within the technology and services industries qualifies him to serve on the Board.

Jeffrey Hayzlett, 54, has been a member of our Board of Directors since April 2013. Mr. Hayzlett is the Chief Executive Officer of The Hayzlett Group, a provider of strategic business consulting services he founded in May 2010, and of TallGrass Public Relations, a public relations firm he founded in July 2010. From May 2006 to May 2010, Mr. Hayzlett served as Chief Marketing Officer at Eastman Kodak Company. Prior to that, he founded a private business development and public relations firm specializing in the technology and visual communications industries, and held senior management positions in strategic business development and marketing at several companies, including Cenveo, Webprint and Colorbus, Inc. He has also served in staff positions in the United States Senate and House of Representatives. Mr. Hayzlett serves on the boards of several private companies, including itracks and Vdopia.

The Board believes that Mr. Hayzlett’s extensive sales and marketing-related experience and executive experience qualifies him to serve on the Board.

Continuing Directors with Terms Expiring in 2016

Gregory H. Sachs, 49, served as our Chairman, Chief Executive Officer and President from inception until the consummation of our acquisition of RMG in April 2013, at which time he became our Executive Chairman. Since 2008, he has been Chairman and Chief Executive officer of Sachs Capital Group LP. From 1993 to 2008 he was Chairman and Chief Executive Officer of Deerfield Capital Management which he founded and oversaw its growth from a fixed income hedge fund with $15 million in assets under management to a global diversified fixed income investment manager with approximately $15 billion in assets under management. While at Deerfield, Mr. Sachs oversaw the management of Deerfield Capital Corp, a publicly traded (NYSE/NASDQ: DFR) specialty finance company that invested in various credit related asset classes. Deerfield Capital Corp. had gross assets in excess of $8 billion at the time Mr. Sachs sold his interest in Deerfield. Prior to founding Deerfield, Mr. Sachs was Vice President and Trading Manager for Harris Trust and Savings Bank’s Global Fixed Income Trading Division. Mr. Sachs graduated from the University of Wisconsin at Madison in 1988 with both an M.S. degree in Quantitative Analysis and Finance and a B.B.A. degree in Actuarial Science and Quantitative Analysis. He is a former board member of the Triarc Companies (NYSE: TRY) from 2004 to 2007, Deerfield Capital Corp. (NYSE/NASDQ: DFR) from 2005 to 2007 and the Futures Industry Association. Mr. Sachs also has extensive experience investing in public and private companies for his own account.

The Board believes that Mr. Sachs’ extensive background in the financial services industry, his substantial experience in growing businesses and his prior public company experience provide him with the appropriate attributes to serve on the Board and enable him to make valuable contributions to the Board and to the Company.

Jonathan Trutter, 57, has been a member of our Board since April 2013. Mr. Trutter previously served as the Chief Executive Officer of the Deerfield Capital Corp. (NYSE/NASDQ: DFR) from its founding in December 2004 until April 2011 and the Chief Executive Officer and Chief Investment Officer of Deerfield Capital Management LLC, an indirect wholly-owned subsidiary of Deerfield Capital Corp., from 2007 to 2011. Upon the merger of CIFC Corp. and Deerfield Capital Corp. in 2011, Mr. Trutter became Vice Chairman of the board of CIFC Corp. Mr. Trutter left the board of CIFC Corp. in May 2012. From 1989 to 2000 Mr. Trutter was a Managing Director of Scudder Kemper Investments, and served as a member of the firm’s Fixed Income Management Committee. Mr. Trutter received a B.A. from the University of Southern California and M.M. from the J.L. Kellogg Graduate School of Management at Northwestern University. He is a Certified Public Accountant.

The Board believes that Mr. Trutter’s experience from serving as Chief Executive Officer of Deerfield Capital Corp. and from other senior executive roles he has held over the last 20 years qualifies him to serve on the Board and enable him to make valuable contributions to the Board and to the Company.

Continuing Directors with Terms Expiring in 2017

Alan Swimmer, 55, has been a member of our Board of Directors since April 2013. Since September 2014, he has served as Managing Director of Environmental Financial Products. Previously, he served as President of Prescient Ridge Management, a commodity trading advisor. Prior to PRM Mr. Swimmer spent over 26 years in the futures and options industry, building and running futures commission merchant businesses including from 2002 to 2008 as head of U.S. futures at Bear Stearns and then as head of North American futures sales at JP Morgan following its purchase of Bear Stearns. Prior to Bear Stearns, Mr. Swimmer was with Citigroup from 1990-2002 and was head of its Chicago futures office. Mr. Swimmer received a B.A. in psychology from Washington University in St. Louis, where he is currently Vice Chair of the Alumni Board of Governors. Mr. Swimmer has been on the Board of Directors of the Minneapolis Grain Exchange since 2008.

The Board believes that Mr. Swimmer’s experience in various senior executive roles over the last 20 years and on the Board of Directors of the Minneapolis Grain Exchange qualifies him to serve on the Board.

Marvin Shrear, 71, has been a member of our Board of Directors since April 2011. Mr. Shrear was a Senior Managing Director at Deerfield Capital Management (a financial services company) from 1993 until his retirement in 2008 where he also served as Chief Financial Officer. Prior to joining Deerfield, Mr. Shrear was a partner in the Chicago office of Arthur Andersen & Co., Chief Financial Officer at GNP Commodities, Inc., and Vice President Finance for FCT Group, Inc. GNP and FCT were registered futures commission merchants. Mr. Shrear received a B.S.C. in Accountancy from DePaul University in 1965 and a J.D. from Stanford University in 1968. He is licensed as a Certified Public Accountant and an attorney.

The Board believes that Mr. Shrear’s senior-level management and a financial services industry experience qualifies him to serve on the Board.

EXECUTIVE OFFICERS

All of our executive officers are listed in the following table, and certain information concerning those officers follows the table:

Name	Age	Title
Gregory H. Sachs	49	Executive Chairman
Robert Michelson	59	President, Chief Executive Officer and Director
Jana Bell	51	Executive Vice President and Chief Financial Officer
Loren Buck	36	Executive Vice President and Chief Operating Officer

The biographical information with respect to Mr. Sachs and Mr. Michelson included above under the caption “Information about Directors and Director Nominees” is incorporated herein by reference.

Jana Bell was appointed as our Executive Vice President and Chief Financial Officer in April 2015. Prior to joining the Company, Ms. Bell, age 51, served as Chief Financial Officer of EF Johnson Technologies, Inc., a provider of secure communications solutions, from March 2005 to April 2015. Prior to that, Ms. Bell served as President and Chief Executive Officer of Simple Products Inc., an early stage developer of innovative handset and network technologies for the disposable wireless market, from January 2003 until February 2005. She served as Chief Executive Officer, President and a director of @TRACK Communications, Inc., a provider of integrated wireless voice, data and location technologies from September 1998 until September 2002. From June 1998 until September 1998, she served as Executive Vice President and Chief Financial Officer of @TRACK. From March 1992 to June 1998, she was employed in a variety of capacities by AT&T Wireless Services and by its predecessors, LIN Broadcasting and McCaw Cellular Communications, Inc. including Vice President and Chief Financial Officer of the Southwest Region. Ms. Bell practiced public accounting for Ernst & Young LLP, last serving as an audit manager, and is a Certified Public Accountant. She holds a BBA in Accounting from Texas A&M University.

Loren Buck has served as our Chief Operating Officer since July 2014. Prior to that, Mr. Buck served as our Executive Vice President of Strategy and Business Operations since April 2013. Prior to joining us, he served as the Director of Finance and Special Projects and an investment professional at Sachs Capital Group from November 2010 until April 2013. From August 2008 until September 2010, Mr. Buck was an investment banker in the Mergers & Acquisitions and Midwest Investment Banking groups at UBS Investment Bank, where his responsibilities included advising public and private clients on mergers and acquisitions and corporate finance transactions globally. Prior to UBS, Mr. Buck was a Director at MMA Realty Capital and MMA Financial where he was responsible for corporate finance oversight of a commercial lending and investment management business unit in addition to commercial lending origination, portfolio management and capital raising activities. Mr. Buck holds a Bachelor of Science in Economics degree from the Wharton School at the University of Pennsylvania and a Master of Business Administration degree from the Kellogg School of Management at Northwestern University. He is also a CFA Charterholder.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

The roles of Executive Chairman and Chief Executive Officer are currently held by separate persons. Gregory H. Sachs serves as our Executive Chairman and Robert Michelson serves as our Chief Executive Officer (and serves on our Board of Directors). Generally, the Executive Chairman is responsible for assisting in long-term strategic planning, overseeing and advising the Chief Executive Officer and presiding over meetings of the Board, and the Chief Executive Officer is responsible for leading our day-to-day performance. While we do not have a policy with respect to the separation of the roles of Executive Chairman and Chief Executive Officer, the Board believes that the existing leadership structure, with the separation of these roles, provides several important advantages, including: enhancing the accountability of the Chief Executive Officer to the Board, assisting the Board in reaching consensus on particular strategies and policies, and facilitating robust director, Board, and executive officer evaluation processes.

Our Board, as part of its overall responsibility to oversee the management of our business, considers risks generally when reviewing our strategic plan, financial results, business development activities, legal and regulatory matters. The Board satisfies this responsibility through regular reports directly from our officers responsible for oversight of particular risks. The Board’s risk management oversight also includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. The Board’s role in risk oversight has no effect on the Board’s leadership structure. In addition, committees of the Board assist in its risk oversight responsibility, including:

•

The Audit Committee assists the Board in its oversight of the integrity of the financial reporting and our compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities, and meets privately with representatives from our independent registered public accounting firm.

•

The Compensation Committee assists the Board in its oversight of risk relating to compensation policies and practices. The Compensation Committee annually reviews our compensation policies, programs and procedures, including the incentives they create and mitigating factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company.

•

The Nominating and Corporate Governance Committee, in addition to recommending individuals to be designated as nominees to the Board, develops and recommends to the Board our corporate governance guidelines.

Classes of Directors

Our Board of Directors is divided into three classes, being divided as equally as possible with each class having a term of three years. Mr. Michelson and Mr. Hayzlett are the Class III directors  If elected to the Board at the annual meeting on June 23, 2015, Mr. Michelson and Mr. Hayzlett will serve for a three-year term expiring at the 2018 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal. Mr. Sachs and Mr. Trutter are the Class I directors, whose terms of office will continue until the annual meeting of stockholders in 2016 and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Mr. Swimmer and Mr. Shrear are the Class II directors, whose terms of office will continue until the annual meeting of stockholders in 2017 and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

The following chart summarizes the classification of our Board of Directors and our committee structure:

Name	Class	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jeffrey Hayzlett	III		X	X*
Robert Michelson	III
Gregory H. Sachs	I
Marvin Shrear	II	X		X
Alan Swimmer	II	X	X*
Jonathan Trutter	I	X*	X	X

*   Chairman of applicable committee.

During 2014, the Board held nine meetings. We do not have a formal policy regarding Board members’ attendance at annual meetings of stockholders though we encourage Board members to attend.

Independence of Directors

As a result of our securities being listed on the NASDAQ Global Market, we adhere to the rules of that exchange in determining whether a director is independent. The NASDAQ Global Market requires that a majority of the Board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of such company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined that Mr. Shrear, Mr. Swimmer, Mr. Trutter and Mr. Hayzlett are independent directors.

Audit Committee

Our Audit Committee consists of Mr. Shrear, Mr. Swimmer and Mr. Trutter. Each is an independent director and, as required by the NASDAQ Global Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service, has not participated in the preparation of our financial statements at any time during the past three years and is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, we must certify to NASDAQ that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our Board has determined that Mr. Trutter satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the Board, a copy of which is available on the investor relations section of the Company’s website, www.rmgnetworks.com. During 2014, the Audit Committee met five times.

The Audit Committee’s duties include, among other things:

•

reviewing and discussing with management and the independent registered public accountant our annual and quarterly financial statements;

•

discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•

discussing with management major risk assessment and risk management policies;

•

monitoring the independence of the independent auditor;

•

verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•

reviewing and approving all transactions between us and related persons;

•

inquiring and discussing with management our compliance with applicable laws and regulations and our code of ethics;

•

pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•

appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Compensation Committee

Our Compensation Committee consists of Mr. Hayzlett, Mr. Swimmer and Mr. Trutter. Each is a non-employee director who is independent in accordance with the NASDAQ Global Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service. Among other functions, the Compensation Committee oversees the compensation of our chief executive officer and other executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites, and administers any such plans or programs as required by the terms thereof. The Compensation Committee operates under a written charter adopted by the Board. During 2014, the Compensation Committee met three times.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Hayzlett, Mr. Shrear and Mr. Trutter, each of whom is an independent director in accordance with the NASDAQ Global Market listing standards and the rules and regulations of the SEC and the Internal Revenue Service. The principal duties and responsibilities of our Nominating and Corporate Governance Committee are to identify qualified individuals to become Board members, recommend to the Board individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develop and recommend to the Board our corporate governance guidelines. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board. During 2014, the Nominating and Corporate Governance Committee met two times.

Director Nominees

Our Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. Our Nominating and Corporate Governance Committee will consider persons identified by our stockholders, management, investment bankers and others, though no formal policy exists for doing so. In general, the committee believes that persons to be nominated should be actively engaged in business, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business, be willing to devote significant time to the oversight duties of the Board of Directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. Our Nominating and Corporate Governance Committee will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group of persons that it believes can best implement our business plan, perpetuate our business and represent stockholder interests. Our Nominating and Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time. Our Nominating and Corporate Governance Committee will not distinguish among nominees recommended by stockholders and other persons.

Specifically, the guidelines for selecting nominees provide that our Nominating and Corporate Governance Committee expects to consider and evaluate candidates based on, among other factors, the following criteria:

•

independence under the rules of the NASDAQ Global Market;

•

accomplishments and reputations, both personal and professional;

•

relevant experience and expertise;

•

knowledge of our Company and issues affecting our Company;

•

moral and ethical character; and

•

ability to commit the required time necessary to discharge the duties of Board membership.

Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Secretary as described in “Submission of Stockholder Proposals for the 2016 Annual Meeting of Stockholders” in this proxy statement. Each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder and (ii) the number of shares of Common Stock that are beneficially owned by such stockholder and that are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the number of shares of Common Stock that are beneficially owned by such person.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our executive officers, directors and employees, its subsidiaries and its controlled affiliates in accordance with applicable federal securities laws. We have also adopted corporate governance guidelines which address, among other things, director qualifications, responsibilities and compensation, director access to officers, employees and advisors, and determinations regarding executive officer compensation. The copy of the code of conduct and ethics and our corporate governance guidelines are both available on the Investor Relations section of our website, www.rmgnetworks.com.

Communicating with the Board

Our stockholders and other interested parties may send written communications directly to the Board of Directors or to specified individual directors, including the Executive Chairman or any non-management directors, by sending such communications to our corporate headquarters. Such communications will be reviewed by our legal counsel and, depending on the content, will be:

•

forwarded to the addressees or distributed at the next scheduled Board meeting;

•

if they relate to financial or accounting matters, forwarded to the Audit Committee or distributed at the next scheduled Audit Committee meeting;

•

if they relate to executive officer compensation matters, forwarded to the Compensation Committee or discussed at the next scheduled Compensation Committee meeting;

•

if they relate to the recommendation of the nomination of an individual, forwarded to the nominating and corporate governance committee or discussed at the next scheduled Nominating and Corporate Governance Committee meeting; or

•

if they relate to our operations, forwarded to the appropriate officers of our Company, and the response or other handling of such communications reported to the Board of Directors at the next scheduled Board meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Baker Tilly Virchow Krause, LLP served as our independent registered public accounting firm during 2014. The Audit Committee has not yet appointed an independent registered public accounting firm for 2015. The Audit Committee is considering audit proposals from various accounting firms for 2015, including Baker Tilly Virchow Krause, LLP. Baker Tilly Virchow Krause, LLP has agreed, at the request of our Audit Committee, to continue to provide services as our independent registered public accounting firm during 2015 until the Audit Committee has appointed an independent registered public accounting firm for 2015. We have not had any disagreements with Baker Tilly Virchow Krause, LLP on any accounting or auditing matters.

Stockholder ratification is not required for the selection of our independent registered public accounting firm, since the Audit Committee has the sole responsibility for selecting our independent registered public accounting firm. Nonetheless, the selection has in the past been submitted for ratification at our Annual Meeting of Stockholders with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. Since the Audit Committee has not completed the process of making its selection, the Audit Committee is not submitting an independent registered public accounting firm to the shareholders for ratification this year.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 25, 2013, the Audit Committee approved the engagement of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (commencing with the second quarter of 2013), and as a consequence dismissed Rothstein Kass as the Company’s independent registered public accounting firm for the audit of the Company’s financial statements effective as of that date. Baker Tilly Virchow Krause, LLP previously served as the independent registered public accounting firm for RMG Networks Holdings, Inc., f/k/a Reach Media Group Holdings, Inc., which the Company acquired on April 8, 2013, for the fiscal year ended December 31, 2012. From January 5, 2011 (the date on which the Company was incorporated) through April 25, 2013, neither the Company nor anyone on its behalf consulted with Baker Tilly Virchow Krause, LLP on any matters or events set forth in Item 304(a)(2) of Regulation S-K.

The Company’s financial statements for the fiscal years ended December 31, 2012 and 2011 were audited by Rothstein Kass. None of Rothstein Kass’ audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2012 and 2011 contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. Since January 1, 2011, the Company did not have any disagreements with Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Rothstein Kass’ satisfaction, would have caused Rothstein Kass to make reference in connection with their opinion to the subject matter of the disagreement.

Since January 1, 2011, there was one “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K) with respect to the Company. In its report on the audit of the Company’s internal control over financial reporting as of December 31, 2012, Rothstein Kass expressed an adverse opinion on the Company’s internal control over financial reporting due to a material weakness relating to the accounting for warrants issued in connection with the Company’s initial public offering. This material weakness was also reported under Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including “Management’s Annual Report on Internal Control over Financial Reporting” therein. The Audit Committee discussed this material weakness with Rothstein Kass and has authorized Rothstein Kass to respond fully to the inquiries of Baker Tilly Virchow Krause, LLP concerning the material weakness.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting processes, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal control procedures.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited balance sheet at December 31, 2014, and the statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2014, and have discussed them with management. The Audit Committee also reviewed with the Company’s independent registered public accounting firm for such period the results of their audit. The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect. This discussion included, among other things, a review with the independent registered public accounting firm of the quality of the Company’s accounting principles, significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures related to critical accounting policies used by the Company. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with the Company’s independent registered public accounting firm its independence from management and the Company, including the matters in the written disclosures and the letter from the Company’s independent registered public accounting firm required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence”, as currently in effect, and has considered and discussed the compatibility of non-audit services provided by the Company’s independent registered public accounting firm with that firm’s independence. In addition, the Audit Committee discussed the rules of the SEC that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted by the Audit Committee,

Marvin Shrear

Alan Swimmer

Jonathan Trutter

AUDIT FEES AND SERVICES

The aggregate fees billed to our Company by Rothstein Kass for the fiscal year ended December 31, 2013 and by Baker Tilly Virchow Krause, LLP for the fiscal year ended December 31, 2014 are as follows:

	2013	2014
Audit Fees(1)	$339,700	$348,500
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$21,100	$127,930
All Other Fees(4)	$12,400	$2,500
Total	$373,200	$405,930

(1)

Audit Fees consist of fees incurred for the audits of our annual consolidated financial statements and internal control over financial reporting, for the review of our unaudited interim consolidated financial statements included in our quarterly reports on Form 10-Q for the first three quarters of each fiscal year and for fees incurred related to other SEC filings.

(2)

Audit-Related Fees consist of fees incurred for accounting consultations, due diligence in connection with planned acquisitions and research services.

(3)

Tax Fees consist of fees incurred for tax compliance, planning and advisory services and due diligence in connection with planned acquisitions.

(4)

All Other Fees consist of products and services provided, other than the products and services described in the other rows of the foregoing table.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The committee may delegate the authority to pre-approve the retention of the independent registered public accounting firm for permitted non-audit services to one or more members of the committee, provided that such persons are required to present the pre-approval of any permitted non-audit service to the committee at the next meeting following any such pre-approval. None of the fees paid to the independent registered public accounting firm under the categories Audit-Related, Tax and All Other Fees described above were approved by the committee after services were rendered pursuant to the de minimis exception established by the SEC.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officer Compensation

The following provides an overview of our compensation policies and programs and identifies the elements of compensation for 2014 with respect to our “named executive officers,” which term is defined by Item 402 of the SEC’s Regulation S-K to include (i) all individuals serving as our principal executive officer at any time during 2014, (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at December 31, 2014 and whose total compensation (excluding nonqualified deferred compensation earnings) exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) but for the fact that the individual was not serving as an executive officer of the Company at December 31, 2014. Our named executive officers for 2014 are Gregory H. Sachs, who serves as our Executive Chairman; Robert Michelson, who serves as our Chief Executive Officer;  Loren Buck, who serves as our Chief Operating Officer; and Garry K. McGuire, who served as our Chief Executive Officer until his resignation on July 22, 2014. William Cole, our former Chief Financial Officer, retired on November 28, 2014.

Our compensation committee determines, or recommends to the full board of directors for determination, the salaries and other compensation of our executive officers (including the named executive officers listed in the Summary Compensation Table below) and makes grants under, and administers, our equity compensation plan. The compensation committee did not engage or consult with any compensation consultants or advisors during the year ended December 31, 2014.

Employment Agreements

We have entered into employment agreements with each of our named executive officers, summarized below.

Robert Michelson

In connection with his appointment as interim President and Chief Executive Officer, Mr. Michelson entered into an employment agreement (the “Michelson Employment Agreement”) with SCG Financial Merger I Corp. (“SCG Intermediate”), a wholly-owned subsidiary of the Company, effective as of July 22, 2014. Mr. Michelson will provide his services as President and

Chief Executive Officer of the Company through the Michelson Employment Agreement with SCG Intermediate. The Michelson Employment Agreement provides for a term of two and a half years, subject to extension by mutual agreement of the parties. Pursuant to the Michelson Employment Agreement, Mr. Michelson will also serve as a member of the Board of Directors of the Company and its subsidiaries. Under the Michelson Employment Agreement, Mr. Michelson is entitled to receive an annual salary of $350,000 per year, subject to annual increases at the discretion of the Board of Directors. Mr. Michelson will also be entitled to a quarterly bonus, beginning with the fourth calendar quarter of 2014, of up to $100,000, subject to the achievement of performance criteria established by the Board after the Board’s consultation with Mr. Michelson.

The Michelson Employment Agreement also provides that in connection with the commencement of his employment, Mr. Michelson is entitled to receive a stock option to purchase 500,000 shares of the Company’s common stock under the Company’s 2013 Equity Incentive Plan (the “Plan”). The option vests as to 16.67% of the shares subject thereto at the end of the sixth calendar month following the grant date, and as to one thirty-sixth of the shares subject thereto at the end of each calendar month thereafter. In addition, Mr. Michelson will be entitled to receive up to two additional stock option grants to purchase 100,000 shares of common stock each, if the average closing price of the Company’s common stock exceeds $6.00 or $10.00, respectively for a period of 20 consecutive business days, in each case subject to a three year vesting schedule commencing on the grant date. All stock options granted pursuant to the Michelson Employment Agreement will have an exercise price equal to the fair market value of the Company’s common stock on the grant date.

The Michelson Employment Agreement will automatically terminate upon Mr. Michelson’s death and will be terminable at the option of SCG Intermediate for “cause” or if Mr. Michelson becomes “disabled” (each as defined in the Michelson Employment Agreement). If SCG Intermediate terminates the Michelson Employment Agreement without “cause” or Mr. Michelson is deemed to have been “constructively terminated” (as defined in the Michelson Employment Agreement), SCG Intermediate will be obligated to pay to Mr. Michelson all accrued but unpaid salary and benefits and will be required to continue to pay Mr. Michelson’s base salary until (1) if the termination occurs within the first six months of the term of the Michelson Employment Agreement, the six month anniversary of his termination date, or (2) if the termination occurs after the first six months of the term of the Michelson Employment Agreement, the later of the end of the term of Mr. Michelson’s employment or the twelve month anniversary of his termination date. The payment of any severance benefits under the Michelson Employment Agreement will be subject to Mr. Michelson’s execution of a release of all claims against SCG Intermediate and its affiliates on or before the 21st day following his separation from service.

The Michelson Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Michelson Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Michelson Employment Agreement and for one year thereafter.

On December 11, 2014, the board of directors of the Company appointed Mr. Michelson to serve as President and Chief Executive Officer, removing the “interim” designation.

Loren Buck

On July 22, 2014, the Board promoted Loren Buck from Executive Vice President of Strategy and Business Operations to Chief Operating Officer of the Company.  Mr. Buck had a pre-existing employment agreement (the “Buck Employment Agreement”) with SCG Intermediate, effective as of June 3, 2013. Mr. Buck will provide his services as Chief Operating Officer of the Company through the Buck Employment Agreement with SCG Intermediate. Mr. Buck is an “at will” employee of the Company. Under the Buck Employment Agreement, Mr. Buck is entitled to receive an annual salary of $275,000 per year, subject to annual increases at the discretion of the Board of Directors. Mr. Buck will also be entitled to an annual bonus, beginning with fiscal year 2013, of up to $120,000, subject to the achievement of EBITDA performance criteria.  Mr. Buck also received a signing bonus of $125,000 in 2013.

The Buck Employment Agreement also provides that in connection with the commencement of his employment, Mr. Buck is entitled to receive a stock option to purchase 100,000 shares of the Company’s common stock under the Plan. The option vests as to 1/3rd of the shares subject thereto at the 1st year anniversary of the Vesting Base Date (April 8, 2013), and 1/3rd on the 2nd and 3rd year anniversary of the Vesting Base Date thereafter. All stock options granted pursuant to the Buck Employment Agreement will have an exercise price equal to the fair market value of the Company’s common stock on the grant date.

The Buck Employment Agreement will automatically terminate upon Mr. Buck’s death and will be terminable at the option of SCG Intermediate for “cause” or if Mr. Buck becomes “disabled” (each as defined in the Buck Employment Agreement). If SCG Intermediate terminates the Buck Employment Agreement without “cause” or Mr. Buck is deemed to have been “constructively terminated” (as defined in the Buck Employment Agreement), SCG Intermediate will be obligated to pay to Mr. Buck all accrued but unpaid salary and benefits and will be required to continue to pay Mr. Buck’s base salary until the six month anniversary of his termination date. The payment of any severance benefits under the Buck Employment Agreement will be subject to Mr. Buck’s execution of a release of all claims against SCG Intermediate and its affiliates on or before the 21st day following his separation from service.

The Buck Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Buck Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Buck Employment Agreement and for one year thereafter.

Gregory H. Sachs

On August 13, 2013, we entered into an employment agreement with Gregory H. Sachs, our Executive Chairman, pursuant to which Mr. Sachs holds the office of Executive Chairman and serves on our board of directors. Pursuant to the employment agreement, Mr. Sachs agreed to serve as Executive Chairman for a five year term commencing on August 13, 2013, subject to extension by mutual agreement of us and Mr. Sachs. Mr. Sachs is permitted to engage in other activities during the term of the employment agreement, so long as such activities do not violate the non-competition covenants contained in the employment agreement. Under the employment agreement, Mr. Sachs is entitled to receive a minimum annual salary of $250,000 per year. In addition to reimbursement for routine business and travel expenses, Mr. Sachs is also entitled to reimbursement for (i) use of a private aircraft for travel that is primarily for a purpose related to Mr. Sachs’ duties under the employment agreement and (ii) 50% of the rent for office space leased by Mr. Sachs, including monthly rent (the full amount of which is currently $9,921) and build-out expenses in the total amount of $62,000.

The employment agreement will automatically terminate upon Mr. Sachs’ death and will be terminable at our option for “cause” or if Mr. Sachs becomes “disabled” (each as defined in the employment agreement). If we terminate the employment agreement without “cause” or Mr. Sachs is deemed to have been “constructively terminated” (as defined in the employment agreement), we will be obligated to pay to Mr. Sachs all accrued but unpaid salary and benefits and will be required to continue to pay Mr. Sachs’ base salary until the later of the end of the five-year term of the agreement or the twelve month anniversary of his termination date. In addition, we will be required to make a lump sum payment to Mr. Sachs equal to the lesser of (i) 2% of the enterprise value of the Company at the end of the calendar month preceding the date of termination and (ii) $5,000,000, and all unvested equity awards (if any) granted to Mr. Sachs prior to the date of his termination will become fully vested as of the termination date. The payment of any severance benefits under the employment agreement will be subject to Mr. Sachs’ execution of a release of all claims against us on or before the 21st day following his separation from service.

On December 22, 2014, Mr. Sachs notified the Company that, effective immediately, he would (i) defer receipt of the salary payable to him pursuant to the Executive Employment Agreement, dated August 13, 2013, between Mr. Sachs and the Company, which deferred salary will accrue until the Company’s cash position improves and (ii) not seek reimbursement from the Company for Mr. Sachs’ use of a private jet for Company-related travel purposes until further notice.

Garry K. McGuire

On April 25, 2013, SCG Intermediate entered into an employment agreement with Garry K. McGuire. Mr. McGuire provided his services as our Chief Executive Officer through this employment agreement with RMG Intermediate. Pursuant to the employment agreement, Mr. McGuire agreed to serve as Chief Executive Officer of RMG Intermediate for a three year term commencing on April 25, 2013. On July 22, 2014, Garry K. McGuire, Jr. resigned as Chief Executive Officer and as a member of the Board of Directors of RMG Networks Holding Corporation, effective immediately. Mr. McGuire also resigned from all positions as an officer or director of the Company’s subsidiaries.

In connection with his resignation, on July 23, 2014 Mr. McGuire entered into a confidential separation agreement and general release (the “Separation Agreement”) with the Company. Following a revocation period provided for by the Separation Agreement, Mr. McGuire received a lump sum payment equal to Mr. McGuire’s annual base salary, less applicable taxes and withholdings. With respect to Mr. McGuire’s outstanding stock bonus incentive award under the Plan, the Separation Agreement provides that 100,000 shares of the Company’s common stock will be issued to Mr. McGuire. The Separation Agreement contains confidentiality provisions and a mutual release of claims (subject to certain exceptions).

William Cole

On August 14, 2013, we entered into an employment agreement with William Cole, our former Chief Financial Officer, with an effective date of August 1, 2013. Pursuant to the employment agreement, which was amended effective August 1, 2014, Mr. Cole agreed to serve as our Chief Financial Officer for a one year term commencing on the effective date, subject to extension by mutual agreement of us and Mr. Cole. Under the employment agreement, Mr. Cole was entitled to receive an annual salary of $275,000 per year. Mr. Cole was also entitled to an annual bonus of up to $120,000 based on our achievement of certain earnings before interest, taxes and depreciation targets to be established by our board of directors on an annual basis.

Mr. Cole retired, effective November 28, 2014, to attend to personal health issues.

Except as described above, we are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Summary Compensation Table

The following table sets forth the total compensation earned by each of our named executive officers in 2013 and 2014 (and, in the case of Mr. Cole, for the period from January 1, 2013 through April 18, 2013 with our predecessor, Symon).

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and		Salary	Bonus	Awards (1)	Awards(2)	Compensation	Compensation (8)	Total
Principal Positions	Year	($)	($)	($)	($)	($)	($)	($)
Gregory H. Sachs	2014	240,121	-	-	-	-		240,121
Executive Chairman (3)	2013	156,250	-	-	3,323,000	-		3,479,250
Robert Michelson	2014	157,090	-	-	590,000	-	65,633(9)	812,723
Chief Executive Officer
Loren Buck	2014	275,206	50,000	-	-	-		325,206
Chief Operating Officer(4)
Garry K. McGuire, Jr.	2014	712,500	200,000					912,000
Chief Executive Officer (5)	2013	337,500	412,500	2,800,000	-	-		3,550,000
William Cole	2014	285,747	87,500					373,247
Chief Financial Officer (6)	2013	245,833	450,000(7)	-	291,000	-		1,101,833

(1)

Amount represents the full grant date fair value of the restricted stock award granted calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Reflects the accounting expense that we will recognize over the vesting term for the award and does not correspond to the actual value that will be realized by the executive, if any.

(2)

Amounts represent the full grant date fair value of option awards granted to our named executive officers during 2013 and 2014 calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts reflect the accounting expense that we will recognize over the vesting term for these awards and do not correspond to the actual value that will be realized by the executives, if any.

(3)

Mr. Sachs was appointed Executive Chairman on April 8, 2013, upon the consummation of our acquisition of RMG. Prior to that, Mr. Sachs had served as our Chairman, Chief Executive Officer and President since our inception. Prior to the consummation of our acquisition of RMG, Mr. Sachs did not receive any compensation (cash or non-cash) for services rendered on our behalf. Mr. Sachs received reimbursements of $149,937 in 2013 and $280,532 in 2014 for specific business expenses, including the use of a private jet (2013: $78,532; 2014: $149,882) a personal assistant (2013: $14,493; 2014: $65,049) and 50% of office rent (2013: $56,912; 2014: $65,601) for performing duties outlined in his employment agreement. On December 22, 2014, Mr. Sachs notified the Company that, effective immediately, he would (i) defer receipt of the salary payable to him pursuant to the Executive Employment Agreement, dated August 13, 2013, between Mr. Sachs and the Company, which deferred salary will accrue until the Company’s cash position improves and (ii) not seek reimbursement from the Company for Mr. Sachs’ use of a private jet for Company-related travel purposes until further notice.

(4)

Mr. Buck was appointed Chief Operating Officer on July 22, 2014.

(5)

Mr. McGuire was appointed Chief Executive Officer on April 8, 2013, upon the consummation of our acquisition of RMG. Prior to that, Mr. McGuire had served as Chief Executive Officer and Chief Revenue Officer of RMG. Mr. McGuire resigned on July 22, 2014, and the amount shown as salary in 2014 includes severance of $428,125. All compensation set forth in the Summary Compensation Table with respect to Mr. McGuire represents compensation earned following our acquisition of RMG.

(6)

Mr. Cole was appointed Chief Financial Officer on April 25, 2013, following the consummation of our acquisition of Symon. Prior to that, Mr. Cole had served as Chief Financial Officer of Symon, our predecessor. Mr. Cole retired on November 28, 2014.  Compensation set forth in the Summary Compensation Table with respect to Mr. Cole represents compensation earned with Symon for all of 2012 and from January 1, 2013 through April 18, 2013, and with us from April 19, 2013 through December 31, 2013.

(7)

Consists of a $400,000 acquisition bonus paid by Symon and a $50,000 bonus paid by us.

(8)

“All Other Compensation” consists of the following categories of potential compensation: “personal” legal fees, the incremental cost of each executive’s personal use of corporate aircraft, automobiles and properties, personal financial planning, cash flexible prerequisite payments, temporary housing, club memberships, excess liability insurance, health insurance requirements, security services, tax reimbursement payments, plan relocation, make whole payments, above-market interest, matching contributions, executive life insurance, other plan relocation and amounts accrued in connection with resignation, retirement, or termination. To the extent an executive officer received any such compensation, an explanatory footnote is provided in this table.

(9)

Consists of Company-paid airfare, car and apartment expenses for Robert Michelson for travel between Chicago, Illinois and Dallas, Texas, pursuant to the terms of his employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options, unvested stock and equity incentive awards for each of our named executive officers that were outstanding as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that have not Vested	Market Value of Shares of Stock that Have not Vested
Gregory H. Sachs	283,333(1)	566,667(1)	$8.10	April 8, 2023	-	-
Robert Michelson	-	500,000(2)	$2.45	July 22, 2024	-	-
Loren Buck	33,333(1)	66,667(1)	$8.10	April 8, 2023	-	-
Garry K. McGuire, Jr.	-	-	-	-	-	-
William Cole	-	-	-	-	-	-

(1)

Such option vests in three equal annual installments, commencing on April 8, 2014.

(2)

Such option vests 1/6th commencing January 31, 2015, thereafter 1/36th of the option at the end of each calendar month following January 31, 2015.

Director Compensation

Our board of directors adopted a compensation plan for non-employee directors of the board, effective in 2013. Pursuant to the director compensation plan, our non-employee directors is paid $25,000 annually, and the director serving as the chair of the audit committee is paid an additional $25,000 annually, in each case paid in quarterly installments. In addition, each non-employee director is granted 5,000 shares of our common stock annually (with the first such awards granted in March 2014). We will also reimburse directors for reasonable travel and other expenses in connection with attending meetings of the board. None of our non-employee directors received compensation for service prior to the consummation of our acquisition of RMG.

The following table provides compensation information for our non-employee directors for 2014.

Name	Fees Earned or Paid in Cash	Fees Earned or Paid in Stock	Total
Marvin Shrear	$25,000	$29,116	$54,116
Jonathan Trutter	50,000	29,116	79,116
Alan Swimmer	25,000	29,116	54,116
Jeffrey Hayzlett	25,000	29,116	54,116

Compensation Committee Interlocks and Insider Participation

Jeffrey Hayzlett, Alan Swimmer and Jonathan Trutter served on the Compensation Committee in 2014. No member of the committee has served as one of our officers or employees at any time. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Securities Authorized for Issuance under Equity Compensation Plans

The Plan is our only equity-based compensation plan. The following table sets forth information as of December 31, 2014 concerning the Plan, which was approved by stockholders.

Plan Category	No. of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price per Share of Outstanding Options	No. of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plan approved by security holders	1,821,667	$6.55	438,333

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee has the responsibility to review and approve all related party transactions, as contemplated by Item 404 of the SEC’s Regulation S-K, to prevent potential conflicts of interest and to ensure that related party transactions are disclosed in the reports that the Company files with the SEC as and when required by applicable securities laws and regulations. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds the lesser of (i) $120,000 or (ii) 1% of the Company’s average total assets at year end for the last two completed fiscal years, and in which any director, director nominee or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company and its subsidiaries.

The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire on an annual basis that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

The following paragraphs discuss related party transactions that occurred during 2014 and/or that are contemplated during 2015 (other than compensation paid or awarded to the Company’s directors, director nominees executive officers that is required to be discussed, or is exempt from discussion, in the sections of this proxy statement entitled “Compensation of Executive Officers” and “Compensation of Directors”).

SCG Financial Holdings LLC (the “Sponsor”) is entitled to registration rights pursuant to a registration rights agreement. The Sponsor is entitled to demand registration rights and certain “piggy-back” registration rights with respect to its shares of Common Stock, the Sponsor Warrants and the shares of our Common Stock underlying the Sponsor Warrants, commencing on the date such shares of Common Stock or Sponsor Warrants are eligible. We will bear the expenses incurred in connection with the filing of any such registration statements. The Sponsor Warrants and the shares of Common Stock underlying the Sponsor Warrants were registered for resale pursuant to a registration statement that was declared effective in July 2013.

On August 14, 2013, we entered into a management services agreement (the “Services Agreement”) with DOOH, which together with certain of its affiliates is a significant stockholder of ours. Pursuant to the Services Agreement, DOOH will provide management consulting services to us and our subsidiaries with respect to financing, acquisitions, sourcing, diligence and strategic planning, as requested by our Executive Chairman. In consideration for such services, on or about August 14, 2013, we issued to DOOH 120,000 shares of our common stock, pursuant to an equity grant under our 2013 Equity Incentive Plan, and we will pay to DOOH an annual management fee in the amount of $50,000. The Services Agreement has a term of two years, subject to early termination upon a sale of the Company or at any time in our discretion, upon 60 days’ written notice to DOOH.

On July 15, 2014, we entered into a Third Amendment (the “Third Amendment”) to the Credit Agreement, dated April 19, 2013 (as subsequently amended, the “Senior Credit Agreement”), to which the Company and certain of its subsidiaries were party which, among other things, increased the principal amount of the term loan thereunder (the “Term Loan”) from $8 million to $12 million. In connection with, and prior to the execution of, the Third Amendment, the Senior Lenders under the Senior Credit Agreement sold and assigned their interests in the Senior Credit Agreement to a new lender group that consisted of (i) White Knight Capital Management LLC, an entity affiliated with Gregory H. Sachs, the Company’s Executive Chairman, and (ii) Children’s Trust C/U the Donald R. Wilson GRAT #1, an entity related to Donald R. Wilson, a significant stockholder of ours (together, the “Lenders”). In addition, Comvest Capital II, L.P. resigned from its position as administrative agent under the Senior Credit Agreement, and an affiliate of DOOH was appointed administrative agent. On November 13, 2014, we entered into a Fourth Amendment to the Senior Credit Agreement, which increased the principal amount of the term loan thereunder from $12 million to $14 million. On January 26, 2015, we entered into a Fifth Amendment to the Senior Credit Agreement, which increased the principal amount of the term loan thereunder from $14 million to up to $16.2 million, and provided that upon receipt by the Borrowers of any payment of a specified purchase order from a customer in the amount of approximately $2.5 million, the Borrowers would, at the option of the Administrative Agent, be required to prepay a portion of the outstanding principal amount of the Term Loan in an amount equal to 85% of the amount received by Borrowers on account of such purchase order.

On March 26, 2015, we issued and sold an aggregate of approximately 250,000 shares of newly-designated Series A Preferred Stock to certain accredited investors (collectively, the “Investors”), including certain of our executive officers and directors (or affiliated entities), at a price per share of $100.00, pursuant to a Purchase Agreement dated March 25, 2015 (the “Financing”). As part of the Financing, $15 million of the shares of Series A Preferred Stock were issued and sold to the Lenders in consideration for the satisfaction and discharge of all principal amounts owed to the Lenders under the Senior Credit Agreement on a dollar-for-dollar basis. In addition, simultaneously with the closing of the Financing, the Company paid all accrued interest and any other amounts due from the Company to the Lenders under the Senior Credit Agreement. As a result, all amounts due under the Senior Credit Agreement were paid in full and the Senior Credit Agreement was terminated.

The shares of Series A Preferred Stock had the rights and preferences set forth in the Certificate of Designation of Series A Convertible Preferred Stock filed by the Company on March 25, 2015 (the “Certificate of Designation”). Pursuant to the Certificate of Designation, each share of Series A Preferred Stock automatically converted into 100 shares of the Company’s common stock on the on which the stockholders of the Company approved a proposal (the “Proposal”) to permit the issuance of shares of common stock upon the conversion of the Series A Preferred Stock (the “Stockholder Approval”). The Stockholder Approval was obtained at a special meeting of the Company’s stockholders held on May 13, 2015, and the shares of Series A Preferred Stock converted into 24,999,999 shares of our Common Stock on that date.

In connection with the Financing, on March 25, 2015 the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company agreed to prepare and file with the SEC within 30 days following the closing of the Financing a registration statement on Form S-3, covering the resale of the shares of Common Stock issued upon conversion of the Series A Preferred Stock (the “Registrable Securities”), and to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act, as soon as practicable. If (1) the registration statement was not filed within 30 days after the closing, (2) the registration statement was not declared effective by the earlier of (A) five business days after the SEC shall have informed the Company that it will not review the registration statement or that it has no further comments on the registration statement or (B) within 90 days after the closing, (3) the registration statement ceases for any reason to be effective at any time before the Registrable Securities have not been resold for more than 20 consecutive days or a total of 45 days in any 12 month period, or (4) the Company fails to keep public information available or to otherwise comply with certain obligations such that the Investors are unable to resell the Registrable Securities pursuant to the provisions of Rule 144 promulgated under the Securities Act, then the Company shall be obligated to pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% of the purchase price paid by such Investor for the Shares purchased under the Purchase Agreement per month until the applicable event giving rise to such payments is cured. The registration statement was filed by the Company on April 23, 2015, and was declared effective on May 7, 2015. The Company is obligated to file additional registration statements under certain circumstances, and to pay liquidated damages, equivalent to those applicable to the initial registration statement, if certain conditions applicable to any such additional registration statement are not satisfied.

In connection with the Financing, each of Gregory H. Sachs, DOOH, DRW Commodities, LLC and PAR Investment Partners, L.P., which collectively (together with certain affiliated entities) beneficially owned, in the aggregate, approximately 45% of our outstanding common stock, entered into a support agreement pursuant to which each agreed to vote in favor of the Proposal. In addition, each of the Lenders entered into a lock-up agreement, pursuant to which each agreed, subject to certain exceptions and conditions, not to sell, offer, pledge or otherwise dispose of any shares of our common stock or securities convertible into or exchangeable for shares of our common stock for a period of 180 days from the effective date of the first registration statement filed pursuant to the Registration Rights Agreement.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Amended and Restated Certificate of Incorporation provides that the number of our directors, other than those who may be elected by the holders of one or more series of our preferred Stock, shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is fixed at six, and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of stockholders, directors of a particular class will be elected for three-year terms to succeed the directors of that class whose terms are expiring. Robert Michelson and Jeffrey Hayzlett are our Class III directors, which is the class of directors with a term expiring at the 2015 annual meeting, and Messrs. Michelson and Hayzlett have been nominated by our Board of Directors for re-election at the annual meeting for a three-year term expiring in 2018. Gregory H. Sachs and Jonathan Trutter are our Class I directors, which is the class of directors with a term expiring in 2016. Alan Swimmer and Marvin Shrear are our Class II directors, which is the class of directors with a term expiring in 2017.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. Messrs. Michelson and Hayzlett currently are Class III directors of our Company. In the event that either individual is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that either of the nominees will be unable or will decline to serve as a director.

Vote Required

The two (2) nominees for election as Class III directors at the annual meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our Class III directors. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees.

Board Recommendation

The Board of Directors recommends a vote “for” the nominees named herein.

PROPOSAL 2

BOARD AUTHORIZATION TO ADJOURN AND POSTPONE THE ANNUAL MEETING

If the number of shares of Common Stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon is insufficient to constitute a quorum or if shares of Common Stock voting in favor of one or more of the proposals is insufficient to elect each of the two (2) Class III director nominees to the Board of Directors, as described in Proposal 1, or to ratify the appointment of the Company’s independent registered public accounting firm, as described in Proposal 2, then the Board intends to move to adjourn and postpone the annual meeting to a later date or dates, if necessary, to enable the Board to solicit additional proxies. In that event, we will ask the Company’s stockholders to vote only upon the adjournment and postponement of the annual meeting, as described in this Proposal 3, and not any of the other proposals.

In this proposal, stockholders will be asked to grant discretionary authority to the holder of any proxy solicited by the Board of Directors so that such holder can vote in favor of the proposal to adjourn and postpone the annual meeting to a later date or dates, if necessary, so that the Board can solicit additional proxies. If the stockholders approve this adjournment proposal, then we could adjourn the annual meeting, and any adjourned session of the annual meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against any of the proposals to defeat the proposal, we could adjourn the annual meeting without a vote on the election of the two (2) Class III director nominees to the Board of Directors or the ratification of the appointment of the Company’s independent registered public accounting firm and seek to convince the holders of those shares to change their votes in favor or such proposals.

Generally, if the annual meeting is adjourned, no notice of the adjourned meeting is required to be given to stockholders, other than the announcement at the annual meeting of the place, date and time to which the meeting is adjourned. However, the Company’s Bylaws provide that if the adjournment or adjournments are for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Vote Required

To be approved, the proposal to adjourn and postpone the annual meeting requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the annual meeting, in person or represented by proxy, and entitled to vote thereon whether or not a quorum is present.

Board Recommendation

The Board recommends that stockholders vote “for” the proposal to authorize the Board of Directors to adjourn and postpone the annual meeting of stockholders to allow time for the further solicitation of proxies.

OTHER INFORMATION

Submission of Stockholder Proposals for the 2016 Annual Meeting of Stockholders

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2016 annual meeting of stockholders (the “2015 Annual Meeting”), pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received at our principal executive and administrative offices not later than January 29, 2016, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Under the Company’s Bylaws, stockholders who wish to submit a proposal at the 2016 Annual Meeting, other than one that will be included in our proxy statement, including director nominations, must notify us between February 23, 2016, and March 24, 2016. If the date of the 2016 Annual Meeting is more than 30 days before or after the one-year anniversary of the 2015 annual meeting, a stockholder’s notice of a proposal will be timely if we receive it not earlier than the opening of business on the 120th day before the 2016 Annual Meeting and not later than the later of the close of business on the 90th day before the 2016 Annual Meeting or the 10th day following the day on which we publicly announce the date of the 2016 Annual Meeting. If a stockholder who wishes to present a proposal fails to notify us by March 24, 2016, and such proposal is brought before the 2016 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2016 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals our principal executive and administrative offices at 15301 Dallas Parkway, Suite 500, Addison, Texas 75001, Attention: Corporate Secretary.

Annual Report and Other Matters

Our Annual Report on Form 10-K for the year ended December 31, 2014, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, additional copies of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company’s Secretary at our principal executive and administrative offices set forth in this proxy statement.

INCORPORATED BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

OTHER MATTERS

We know of no other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: May 26, 2015

ANNUAL MEETING OF STOCKHOLDERS OF

RMG NETWORKS HOLDING CORPORATION

June 23, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card are available at: www.rmgnetworks.com

Please sign, date and mail your proxy card in the envelope provided promptly.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS: 1 AND 2

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Gregory H. Sachs, Robert Michelson or David Mace Roberts, individually, as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the offices of the Company 15301 Dallas Parkway, Suite 500, Addison, Texas 75001on June 23, 2015 at 10:00 a.m. Central Time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

1.	ELECTION OF DIRECTORS:		NOMINEES:

	☐	FOR ALL NOMINEES	☐	Robert Michelson
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Jeffrey Hayzlett
	☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

		For	Against	Abstain
2.	Approval to authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates.	☐	☐	☐

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Signature of Stockholder	Date

Signature of Stockholder	Date

Note:

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.